EXHIBIT 21.01
                               ORACLE CORPORATION
                           FEDERAL I. D. # 94-2871189
                         SUBSIDIARIES OF THE REGISTRANT
                               AS OF MAY 31, 1998
LIST OF ENTITIES:
                                                STATE OR COUNTRY
SUBSIDIARY                                      OF INCORPORATION
----------                                      ----------------
Oracle (Barbados) Foreign Sales Corporation     Barbados
Network Computer, Inc.                          Delaware
Datalogix International, Inc.                   Delaware
Intercom Global Corporation                     Delaware
Intercom Software Corporation                   Delaware
Intercom Network Corporation                    Delaware
Oracle Credit Corporation                       California
Oracle China, Inc.                              California
Oracle Taiwan, Inc.                             California
Oracle Complex Systems Corporation              Delaware
Oracle Japan Holding, Inc.                      Delaware
RSIB, Inc.                                      Delaware
Oracle Holdings, Inc.                           Delaware
Oracle GmbH                                     Austria
Oracle Belgium N.V.                             Belgium
Oracle Software d.o.o.                          Croatia
Oracle Czech S.R.O.                             Czech Republic
Oracle Danmark A/S                              Denmark
Oracle Deutschland GmbH                         Germany
Oracle Finland OY                               Finland
Oracle France S.A.                              France
Oracle Hellas S.A.                              Greece
Oracle Hungary Kft.                             Hungary
Oracle Europe Manufacturing Limited             Ireland
Oracle Technology Company                       Ireland
Oracle Italia, S.p.A.                           Italy
Oracle Holding Antilles NV                      Netherlands Antilles
Network Computer Incorporated, Nederland B.V.   The Netherlands
Oracle Nederland B.V.                           The Netherlands
Folebo BV                                       The Netherlands
Oracle Norge AS                                 Norway
Oracle Polska, Sp. z.o.o.                       Poland
Oracle Portugal - Sistemas De Informacao, LDA   Portugal
Oracle Slovensko spol. s.l.o.                   Slovakia
Oracle Slovenia d.o.o.                          Slovenia
Oracle Iberica S.A. (Spain)                     Spain
Oracle Svenska AB                               Sweden
Oracle Software (Switzerland) Ltd.              Switzerland
Oracle AG                                       Switzerland

                               ORACLE CORPORATION
                           FEDERAL I. D. # 94-2871189
                         SUBSIDIARIES OF THE REGISTRANT
                               AS OF MAY 31, 1998
LIST OF ENTITIES:
                                                STATE OR COUNTRY
SUBSIDIARY                                      OF INCORPORATION
----------                                      ----------------
Oracle Corporation OLAP, Ltd.                   UK
Oracle Corporation UK Limited                   UK
Oracle Resources Ltd.                           UK
Oracle Corporation Nominees, Ltd.               UK
Oracle EMEA Management Ltd.                     UK
Oracle Systems Limited                          Cyprus
Oracle Software Systems Israel Limited          Israel
Saudi Oracle Limited                            Saudi Arabia
Oracle (South Africa) (Pty) Limited             South Africa
Oracle Biligisayer Sistemleri Limited Sirketi   Turkey
Oracle Argentina S.A.                           Argentina
Oracle do Brazil Sistemas Ltda.                 Brazil
Oracle Caribbean, Inc.                          Puerto Rico/United States
Oracle Holding Cayman                           Cayman Islands
Sistemas Oracle de Chile S.A.                   Chile
Centro de Capacitacion Oracles Ltda.            Chile
Oracle Colombia Limitada                        Colombia
Oracle Centroamerica S.A.                       Costa Rica
Oracle Ecuador S.A.                             Ecuador
Oracle Mexico S.A. de C.V.                      Mexico
Oracle del Peru, S.A.                           Peru
Oracle Uruguay, S. A.                           Uruguay
Oracle de Venezuela C.A.                        Venezuela
Oracle Corporation Canada, Inc.                 Canada
La Societe D'Informatique Oracle du
 Quebec, Inc.                                   Canada
Oracle Corporation Japan                        Japan
Oracle Systems (Australia) Pty. Ltd.            Australia
Beijing Oracle Systems Company Limited          China
Oracle Systems China (Hong Kong) Limited        Hong Kong
Oracle Systems Hong Kong Limited                Hong Kong
PT Oracle Indonesia Ltd.                        Indonesia
Oracle Systems (Korea) Ltd.                     Korea
Oracle Systems Malaysia Sdn. Bhd.               Malaysia
Oracle New Zealand, Ltd.                        New Zealand
Oracle Systems (Philippines) Inc.               Philippines
Oracle Systems South East Asia (Singapore)
 Pte. Ltd.                                      Singapore
Oracle Systems (Thailand) Company Limited       Thailand
Oracle Vietnam                                  Vietnam
Oracle Software India Ltd.                      India

                                       2